EXHIBIT 8(a.1)

                                  AMENDMENT TO
                          ADMINISTRATIVE AND ACCOUNTING
                               SERVICES AGREEMENT

     This Amendment to Administrative and Accounting Services Agreement is made as of August _____, 2001, by and between PFPC Inc., a Delaware corporation and an indirect, wholly-owned subsidiary of PNC Bank, National Association, a national banking association ("PFPC"), and The Needham Funds, Inc., a Maryland corporation (the "Company").

                                   WITNESSETH:

     WHEREAS, PFPC and the Company have entered into that certain Administrative and Accounting Services Agreement, dated as of January 2, 1996 (the "Original Agreement"), whereby the Company retained PFPC to provide certain administrative and accounting services described therein to the Company's investment portfolios set forth on Exhibit A attached thereto; and

     WHEREAS, PFPC and the Company now desire to amend Exhibit A to the Original Agreement to provide for the addition of Needham Aggressive Growth Fund to the list of investment portfolios to which PFPC will provide such administrative and accounting services.

     NOW, THEREFORE, In consideration of the premises and the mutual covenants contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

1. AMENDMENT OF EXHIBIT A. Exhibit A to the Original Agreement is hereby amended and restated in its entirety to read in the form attached hereto as Exhibit A.

2.   MISCELLANEOUS.

     (a) GOVERNING LAW. This Amendment shall be governed by the laws of the State of Delaware without regard for conflicts of law principles thereof.

     (b) SUCCESSORS AND ASSIGNS. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns as permitted in the Original Agreement.

     (c) COUNTERPART AND SIGNATURES. This Amendment may be executed in counterpart and by facsimile signature, each counterpart being deemed an original, but which when taken together shall constitute one and the same instrument.



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     IN WITNESS  WHEREOF,  the parties  hereto have  caused  this  Amendment  to
Administrative and Accounting Services Agreement to be executed as of the date first written above.


                                             PFPC INC.


                                             By:
                                                 -------------------------------
                                                 Name:
                                                 Title:



                                             THE NEEDHAM FUNDS, INC.


                                             By:
                                                 -------------------------------
                                                 Name:
                                                 Title:


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                                    EXHIBIT A


                                   PORTFOLIOS

                               NEEDHAM GROWTH FUND

                         NEEDHAM AGGRESSIVE GROWTH FUND